EXHIBIT 23



               Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (File No. 33-91250) of Frontier Telephone of Rochester, Inc. of our reported dated January 26, 1998 appearing on page 15 of Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 39 of this Form 10-K.



PRICE WATERHOUSE LLP

Rochester, New York
March 26, 1998